UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

WYETH

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

April 2, 2007

Dear Fellow Stockholder:

We previously mailed to you a proxy statement dated March 19, 2007 and other proxy materials in connection with Wyeth’s 2007 Annual Meeting of Stockholders which will take place on April 26, 2007. According to our latest records, we have not yet received your vote for this important meeting. Your vote is very important. I strongly encourage you to vote your shares.

At the Annual Meeting, stockholders are being asked to consider and vote on the election of 13 nominees to our Board of Directors, three management proposals and seven stockholder proposals, if properly presented at the meeting.

Your vote is of particular importance this year. The proposal to amend the Certificate of Incorporation to eliminate supermajority vote requirements (proposal 3 on the proxy card) requires the affirmative vote of at least 80% of the voting power of all the outstanding shares of Wyeth. A similar proposal was passed at last year’s annual meeting after receiving strong support from our stockholders and corporate governance groups. Accordingly, the vote of all stockholders is important. If a Wyeth stockholder does not vote, it has the same effect as voting against the proposal to eliminate supermajority vote requirements. Please act today to vote your shares.

Please submit your vote for the 2007 Annual Meeting – by voting by telephone, via the Internet, or by marking, signing, dating and returning the enclosed proxy card or voting instruction form in the postage-paid return envelope provided.

Thank you for your cooperation and continued support.

Sincerely,

ROBERT ESSNER
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

3 EASY WAYS TO VOTE

You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Use a touch-tone telephone to call the toll-free number listed for this purpose on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple recorded instructions.

2.	Vote by Internet. Go to the Web site listed on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions that are located at the Web site.

3.	Vote by Mail. Mark, sign, date and return your proxy card or voting instruction form in the postage-paid return envelope provided.

PLEASE ACT TODAY

YOUR VOTE IS IMPORTANT

Please mark, sign, date and mail your proxy or voting instruction form today. Remember, not voting your shares is equivalent to a vote against the proposal to eliminate supermajority vote requirements. Internet and telephone voting are also available. Please refer to your proxy card or voting instruction form for instructions on how to vote your shares. Please return your vote immediately. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., who is assisting us, toll-free at

1-800-549-6697.